CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-2206, 33-21514, 33-32190, 33-18323,
33-18324, 33-38168, 33-38388, 33-43172, 33-44708, 33-56274, 33-
56216, 33-56206, 33-56212, 33-60462, 33-52233 and 33-52237)
pertaining to the Maxtor Corporation Fiscal 1985 Stock Option Plan and Employee Stock Puchase Plan, the Maxtor Corporation Fiscal 1985 Stock Option Plan, the Maxtor Corporation Employee Stock Purchase Plan, the Maxtor Corporation Fiscal 1988 Stock Option Plan, the Maxtor Corporation Fiscal 1986 Outside Directors Stock Option Plan, the Maxtor Corporation Employee Stock Purchase Plan, the Maxtor Corporation Fiscal 1988 Stock Option Plan, the Maxtor Corporation Fiscal 1992 Stock Option Plan, the Maxtor Corporation 1991 Employee Stock Purchase Plan, the Maxtor Corporation Fiscal 1992 Stock Option Plan, the Maxtor Corporation 1986 Outside Directors Stock Option Plan, the Maxtor Corporation Employee Stock Purchase Plan, the Maxtor Corporation Immediately Exercisable Non Qualified Stock Option Agreement, the Maxoptix Corporation 1989 Stock Option Plan, the Maxtor Corporation 1992 Employee Stock Purchase Plan, and the Maxtor Corporation Fiscal 1992 Stock Option Plan, respectively, of our report dated April 22, 1994, with respect to the consolidated financial statements and schedules of Maxtor Corporation included in the Annual Report (Form 10-K) for the year ended March 26, 1994.








                                    /s/ Ernst & Young
                                    -----------------
                                     Ernst & Young


San Jose, California
June 21, 1994